Alopexx, Inc. S-1

Exhibit 10.6

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed

THE BRIGHAM AND WOMEN'S HOSPITAL, INC. EXCLUSIVE PATENT LICENSE AGREEMENT

BWH Agreement No: [***]

BWH Case No: [***], [***], [***], [***], [***]

This License Agreement ("Agreement") is made as of the second day of March, 2012 ("Effective Date"), by and between Alopexx Vaccine, LLC, a limited liability company, having a principal place of business at [***] ("Company") and The Brigham and Women's Hospital, Inc., a not-for-profit Massachusetts corporation, with a principal place of business at 75 Francis Street, Boston, Massachusetts 02115 ("Hospital"), each referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

Hospital, as a center for patient care, research and education, is the owner of certain Patent Rights (defined below) and desires to grant a license of those Patent Rights to Company in order to benefit the public by disseminating the results of its research via the commercial development, manufacture, distribution and use of Products and Processes (defined below).

Company has the capability to commercially develop, manufacture, distribute and use Products and Processes for public use and benefit and desires to license such Patent Rights.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, unless the context requires otherwise.

1.10       "Affiliate" with respect to either Party shall mean any corporation or other legal entity other than that Party in whatever country organized, controlling, controlled by or under common control with that Party. The term "control" shall mean (i) in the case of Company, direct or indirect ownership of fifty percent (50%) or more of the voting securities having the right to elect directors, and (ii) in the case of Hospital, the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors or trustees, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.11       "Biological Materials" shall mean the biological materials and assays set forth in Appendix B-1. Biological Materials shall include [***]

1.12       "Claim" shall mean any pending or issued claim of any Patent Right that has not been permanently revoked, nor held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

1.13       "Distributor" shall mean any third-party entity to whom Company, a Company Affiliate or a Sublicensee has granted, express or implied, the right to distribute any Product or Process pursuant to Section 2.1(b)(ii).

1.14	"First Commercial Sale" shall mean the initial Sale anywhere in the applicable License Territory of a Product or Process.

1.15       "License Field" shall mean the field of prophylactic and therapeutic vaccines to prevent or treat any form of disease and/or colonization in humans caused by PNAG-expressing organisms; the diagnosis of infections in humans caused by a PNAG-expressing organism. Specifically excluded from the License Field are (i) prophylactic and therapeutic vaccines to prevent or treat any form of disease and/or colonization in veterinary animals caused by PNAG- expressing organisms; the diagnosis of infections in veterinary animals caused by a PNAG- expressing organism; and (ii)human prophylactic and therapeutic antibodies to prevent or treat any form of disease and/or colonization caused by a PNAG expressing organism and assays used for such antibody-related research, development, manufacturing, clinical or epidemiological studies, or post-product launch activities.

1.16	" License Territory" shall mean worldwide.

1.17	"Net Sales" shall be calculated as set forth in this Section 1.17.

(a)	Subject to the conditions set forth below, "Net Sales" shall mean:

(i)	the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates and Sublicensees for or on account of Sales of Products and Processes;

(ii)	less the following amounts:

(A)	to the extent separately stated on the bill or invoice, actually paid by Company and its Affiliates in effecting such Sale:

1.       amounts repaid or credited by reason of rejection or return of applicable Products or Processes;

2.	reasonable and customary trade, quantity or cash rebates or discounts to the extent allowed and taken; including price reduction programs, retroactive price reductions , charge backs and rebates to managed care organizations, or federal, state, and local governments or to trade customers.

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3.       amounts for outbound transportation, insurance, handling and shipping, but only to the extent billed in a manner that clearly specifies the charges applicable to the applicable Products; and

4.       taxes, customs duties and other governmental charges, including VAT, levied on or measured by Sales of Products or Processes, to the extent separately invoiced, whether paid by or on behalf of Company so long as Company' s price is reduced thereby, but not franchise or income taxes of any kind whatsoever.

(B)       the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates and Sublicensees for or on account of Sales of Products and Processes to Hospital and Hospital's Affiliates.

(b)       Specifically excluded from the definition of "Net Sales" are amounts attributable to any Sale of any Product or Process between or among Company and any Company Affiliate and/or Sublicensee, unless the transferee is the end purchaser, user or consumer of such Product or Process.

(c)       No deductions shall be made for any commissions paid to any individuals or for any costs or expenses of collections.

(d)       Net Sales shall be deemed to have occurred and the applicable Product or Process "Sold" on the earliest of the date of billing, invoicing, delivery or payment or the due date for payment.

(e)       If any Product or Process is Sold at a discounted price that is lower than the customary price charged, or for non-cash consideration (whether or not at a discount) (in each case, other than in accordance with a reasonable and customary marketing and sales program), Net Sales shall be calculated based on the non-discounted cash amount charged to an independent third party for the Product or Process during the same Reporting Period or, in the absence of such transaction, on the fair market value of the Product or Process. Non-cash consideration that could affect any payment due to Hospital hereunder shall not be accepted without the prior written consent of Hospital.

1.18       "Patent Rights" shall mean, inclusively: (a) the patents and patent applications listed in Schedule A attached hereto; (b) any division, continuation, continuation-in-part( to the extent the claims for such continuations-in-part are supported by the patents and patent applications in (a)), reissues, reexaminations or extensions of the patents and patent applications in (a); (c) any foreign counterpart and equivalent of the patent applications and patents listed in (a) and (b); and

(d) all patents issuing therefrom anywhere in the world.

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1.19	"Process" shall mean any process, method or service the use or performance of which, in whole or in part:

(a)       absent the license granted hereunder would infringe, or is covered by, one or more Claims of Patent Rights; or

(b)	employs, is based upon or is derived from Technological Information.

1.20       "Product" shall mean any article, device or composition, the manufacture, use, or sale of which, in whole or in part:

(a)	absent the license granted hereunder would infringe, or is covered by, one or more Claims of Patent Rights; or

(b)	employs, is based upon or is derived from Technological Information.

1.21       "Reporting Period" shall mean each three-month period ending March 31, June 30, September 30 and December 31.

1.22       "Regulatory Authority" shall mean the United States Food and Drug Administration, and/or any foreign equivalent, authorized by a country to grant approval of a new therapeutic or diagnostic product for use in humans.

1.22       "Sell" (and "Sale" and "Sold" as the case may be) shall mean to sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred a Product or Process for valuable consideration (in the form of cash or otherwise), and further in the case of a Process to use or perform such Process for the benefit of a third party.

1.23       "Sublicense Income" shall mean consideration in any form received by Company and/or Company's Affiliate(s) in connection with or otherwise attributable to a grant of a sublicense or any other right, license, privilege or immunity (regardless of whether such grantee is a "Sublicensee" as defined in this Agreement) to make, have made, use, have used, Sell or have Sold Products or Processes, but excluding consideration included within Net Sales.

Sublicense Income shall include without limitation any license signing fee, license maintenance fee, unearned portion of any minimum royalty payment, distribution or joint marketing fee, research and development funding in excess of the cost of performing such research and development, and any consideration received for an equity interest in, extension of credit to or other investment in Company or Company' s Affiliates to the extent such consideration exceeds the fair market value of the equity or other interest received as determined by agreement of the Parties or by an independent appraiser mutually agreeable to the Parties.

1.24	"Sublicensee" shall mean any sublicensee of rights granted in accordance with Section

2.l (a)(ii). For purpose of this Agreement, a Distributor of a Product or Process shall not be included in the definition of Sublicensee unless such Distributor (i) is granted any right to make, have made, use or have used Products or Processes in accordance with Section 2.1(a)(ii), or (ii) has agreed to pay to Company or its Affiliate(s) royalties on such Distributor's sales of Products or Processes, in which case such Distributor shall be a Sublicensee for all purposes of this Agreement.

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1.25       "Subsequent Sublicense" shall mean a license to Hospital's rights in Patent Rights and/or Technological Information which is granted by an approved Sublicensee to a third party.

1.26       "Technological Information" shall mean Hospital's licensable proprietary know how, protocols and Biological Materials, as detailed in Appendix B-1 and B-2 as known to Dr. Gerald Pier as of the Effective Date, and which he reasonably believes are necessary for Company to utilize the Patent Rights granted hereunder. It is understood and agreed that the Biological Materials have not been prepared, that Dr. Pier will make best efforts to prepare the Biological Materials in collaboration with his [***], and that he will make best efforts to provide the Biological Materials within six months of the Effective Date.

2. LICENSE

2.1	Grant of License.

(a)	Subject to the terms of this Agreement and Hospital's rights in Patent Rights, Hospital hereby grants to Company in the License Field in the License Territory:

(i)	an exclusive, royalty-bearing license under its rights in Patent Rights to make, have made, use, have used, Sell and have Sold Products and Processes;

(ii)       the right to grant sublicenses under the rights granted in Sections 2.1(a)(i) and 2.l(a)(iii) to Sublicensees, provided that in each case Company shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Company itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to Hospital; and

(iii)	the nonexclusive right to use Technological Information disclosed by Hospital to Company hereunder in accordance with this Agreement.

(b)	The license granted in Section 2.l(a) above includes:

(i)	the right to grant to the final purchaser, user, or consumer of Products the right to use such purchased Products in a method coming within the scope of Patent Rights within the License Field and License Territory; and

(ii)	the right to grant a Distributor the right to Sell (but not to make, have made, use or have used) such Products and/or Processes for or on behalf of Company, its Affiliates and Sublicensees in a manner consistent with this Agreement.

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(c)       The foregoing license grant shall include the grant of such license to any Affiliate of Company, provided that such Affiliate shall assume the same obligations as those of Company and be subject to the same terms and conditions hereunder; and further provided that Company shall be responsible for the performance of all of such obligations and for compliance with all of such terms and conditions by Affiliate. Company shall provide to Hospital a fully signed, non-redacted copy of each agreement with each Affiliate that assumes the aforesaid obligations, including all exhibits, attachments and related documents and any amendments, within thirty (30) days of request by Hospital.

2.2	Sublicenses.

(a)       Each sublicense granted hereunder shall be consistent with and comply with all terms of this Agreement, shall incorporate terms and conditions sufficient to enable Company to comply with this Agreement, shall prohibit any assignment by a Sublicensee without written consent from Hospital, shall provide for restriction on any further Subsequent Sublicenses subject to Section 2.2(b) below, and shall provide that Hospital is a third party beneficiary of all sublicenses and Subsequent Sublicenses. Any sublicense granted by Company shall be subject to the prior written approval of Hospital, which approval shall not be unreasonably withheld or delayed. Company shall remain joint and severably liable with its Sublicensees for performance and payment requirements of all sublicenses and Subsequent Sublicenses. Company shall provide to Hospital a fully signed non-redacted copy of all sublicense and Subsequent Sublicense agreements and amendments thereto, including all exhibits, attachments, and related documents, within thirty (30) days of execution of the same. Upon termination of this Agreement or any license granted hereunder for any reason, any sublicenses and Subsequent Sublicense shall be addressed in accordance with Section 10.7. Any sublicense which is not in accordance with the forgoing provisions shall be null and void.

(b)       For approved sublicenses, the right of such Sublicensees to grant Subsequent Sublicenses shall be subject to the following restrictions and conditions:

(i)       Sublicensees shall be prohibited from granting Subsequent Sublicenses without written consent by Company.

(ii)	In the event that a Sublicensee seeks consent for a Subsequent Sublicense that includes the right to transfer Product(s) in the United States, Japan, Germany, France, the United Kingdom or Canada, Company shall not consent to such Subsequent Sublicense without prior written approval from Hospital, such approval shall not be unreasonably withheld or delayed and shall be for purposes of ensuring consistency with the terms of the Agreement.

(iii)       All Subsequent Sublicenses shall be consistent with and comply with all terms and conditions of this Agreement, to the extent that such Subsequent Sublicenses shall incorporate terms and conditions sufficient to enable Company and Sublicensees to comply with the Agreement

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(iv)       Subsequent Sublicenses shall prohibit any further sublicense without written consent from Hospital.

(v)	Any Subsequent Sublicense which is not in accordance with the forgoing provisions shall be null and void.

2.3	Retained Rights; Requirements. Any and all licenses granted hereunder are subject to:

(a)       the right of Hospital and Hospital's Affiliates and academic, government and not- for-profit institutions to make and to use the subject matter described and/or claimed in the Patent Rights for research and educational purposes; and

(b)       for Patent Rights supported by federal funding, the rights, conditions, and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto), including without limitation:

(i)	the royalty-free non-exclusive license granted to the U.S. government; and

(ii)	the requirement that any Products used or sold in the United States shall be manufactured substantially in the United States.

2.4       No Additional Rights. It is understood that nothing in this Agreement shall be construed to grant Company or any of its Affiliates a license, express or implied, under any patent owned solely or jointly by Hospital other than the Patent Rights expressly licensed hereunder. Hospital shall have the right to license any Patent Rights to any other party for any purpose outside of the License Field.

2.5       Disclosure of Technological Information. At Company's request prior to execution of this Agreement, Hospital (through Dr. Pier) shall use reasonable efforts to disclose in confidence within thirty (30) days after execution of this Agreement the Technological Information licensed hereunder.

3. DUE DILIGENCE OBLIGATIONS

3.1       Diligence Requirements. Company shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use, best efforts to develop and make available to the public Products and Processes throughout the License Territory in the License Field. Such efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

(a)	Pre-Sales Requirements.
i.	Within [***] of the Company shall submit a research and development plan to Hospital; and shall submit an annual progress report on each anniversary of the Effective Date.

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ii.	Within [***] Company shall [***]

iii.	Within [***] Company shall [***];

iv.	Within [***] Company will [***]

Any delay beyond the time frame designated in this section which delay directly results from a Regulatory Authority imposition, such as the necessity to repeat efficacy testing, shall not alone be deemed as a failure of Company to meet diligence requirements, so long as Company engages in, and can demonstrate, that commercially reasonable efforts continue to be made to overcome such Regulatory Authority imposition.

(b)	Post-Sales Requirements.

(i)       Following the First Commercial Sale in any country in the License Territory, Company shall itself or through its Affiliates and/or Sublicensees make continuing Sales in such country without any elapsed time period of [***] or more in which such Sales do not occur unless marketing authorization is withdrawn by order of a Regulatory Authority or voluntarily by the Company due to safety or other regulatory issues.

Achievement of the foregoing objectives shall be deemed to satisfy Company's obligations to use best efforts under this Section 3.1.

3.2       Diligence Failures. If Hospital determines that Company has failed to fulfill any of its obligations under Section 3.1, then Hospital may treat such failure as a default and may terminate this Agreement and/or any license granted hereunder in accordance with Section 10.4.

3.3       Diligence Reports. Company shall provide all reports with respect to its obligations under Section 3.1 as set forth in Section 5.

4. PAYMENTS AND ROYALTIES

4.1	License Issue Fees. Company shall pay Hospital a non-refundable license issue fee in the amount of one hundred and [***] upon execution of this Agreement, and an additional deferred non-refundable license issue fee in the amount of [***] payable on the [***] of the Effective Date.

4.2       Patent Cost Reimbursement. Company shall reimburse Hospital for all outstanding and ongoing costs associated with the preparation, filing, prosecution and maintenance of all Patent Rights ("Patent Costs"). As of the Effective Date, Hospital has incurred approximately [***] in Patent Costs, which amount Company shall pay to Hospital upon execution of this Agreement. Company shall pay to Hospital, or at Hospital's request directly to patent counsel, all other Patent Costs within thirty (30) days of Company's receipt of an invoice for such Patent Costs either from Hospital or Hospital's patent counsel. Company agrees to indemnify, defend and hold Hospital harmless from and against any and all liabilities, damages, costs and expenses arising from the failure of Company to timely pay such invoices and Patent Costs. Hospital shall instruct patent counsel to provide copies to Hospital for Hospital's administrative files of all invoices detailing Patent Costs which are sent directly to Company. If Company pays any Patent Costs directly, Company shall advise patent counsel that Hospital is and shall remain patent counsel's client.

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4.3	Annual License Fee; Annual Minimum Royalty.

(a)	Before First Commercial Sale. Prior to the First Commercial Sale, Company shall pay to Hospital the following non-refundable amounts as an annual license fee within [***] after each of the following anniversaries of the Effective Date:

(i)	the [***] of the Effective Date: [***];

(ii)	the [***] of the Effective Date: [***]

(iii)	the [***] of the Effective Date: [***] and

(iii)	the [***] of the Effective Date: [***]; and

(iv)	the [***] and on each subsequent anniversary of the Effective Date thereafter: [***]

4.4       Milestone Payments. In addition to the payments set forth in Sections 4.1 through 4.3 above, Company shall pay Hospital milestone payments of [***], as follows:

(a)	[***] within [***] days of the enrollment of the first patient in a Phase I clinical trial of a Product or Process; and

(b)       [***] within [***] days of the enrollment of the first patient in a Phase II clinical trial of a Product or Process.

(c)       [***] within [***] days of the enrollment of the first patient in a Phase III clinical trial of a Product or Process.

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(d)	[***] within [***] days of the first Commercial Sale.

(e)       In the event that a milestone payment is received by Company from a Sublicensee for attaining any of the development milestones, Company shall pay to Hospital an amount equal to the greater of (i) payments due to Hospital attributable to Sublicense income, or (ii) the applicable milestone payment.

(f)	If for any reason the development of a Product or Process is discontinued prior to such Product or Process achieving regulatory approval, the development of a backup Product or Process or substitute Product or Process will not result in the payment of any milestone already paid with respect to the discontinued Product or Process.

4.5	Royalties and Sublicense Income.

(a)	Beginning with the First Commercial Sale in any country in the License Territory, Company shall pay Hospital:

(i)	during the term of any license granted under Section 2.1(a)(i), a royalty of [***] of the Net Sales of all Products and Processes that are covered by a Patent Right; and

(ii)       in the event there is no royalty due under Section 4.5 (a)(i), a royalty of [***] of the Net Sales of all Products and Processes. Company acknowledges that Products and/or Processes were or will be developed using, based upon, or derived from Technological Information and agrees to pay royalties pursuant to this Section 4.5(a)(ii) after Patent Rights have expired or been abandoned, such royalties under this Section 2.l(a)(ii) shall be due for a period not to exceed ten (10) years from the anniversary of the First Commercial Sale.

(b)	Company shall pay Hospital a percentage of any and all Sublicense Income in accordance with the following:

Until the following Milestone	Percentage of Sublicense Income
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(c)	No offsets or other reductions in royalty payments or Sublicense Income shall be made.

(d)	Company shall pay a one-time assignment fee of [***] within [***] days of assignment of the rights granted under this license to a third party that is not an Affiliate of Company in accordance with Section 12.5.

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All payments due to Hospital under this Section 4.5 shall be due and payable by Company within thirty (30) days after the end of each Reporting Period and shall be accompanied by a report as set forth in Sections 5.3 and 5.4.

4.6       Form of Payment. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Each payment shall reference this Agreement and its Agreement Number and identify the obligation under this Agreement that the payment satisfies. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in The Wall Street Journal, on the last working day of the applicable Reporting Period. Such payments shall be without deduction of exchange, collection or other charges, and, specifically, without deduction of withholding or similar taxes or other government-imposed fees or taxes, except as permitted in the definition of Net Sales.

Checks for all payments due to the Hospital under this Agreement shall be made payable to the Hospital and addressed as set forth below:

Brigham and Women's Hospital

[***] PCSR Lockbox [***] [***]

[***]

[***]

Reference Agreement#: [***]

Payments via wire transfer should be made as follows:

ACH Credit: [***]

Federal Reserve Wire: [***] SWIFT Code: [***]

Account # [***]

Brigham and Women's Hospital

[***] [***]

[***]

Reference Agreement#: [***]

4.7       Overdue Payments. The payments due under this Agreement shall, if overdue, bear interest beginning on the first day following the Reporting Period to which such payment was incurred and until payment thereof at a per annum rate equal to two percent (2%) above the prime rate in effect on the due date as reported by The Wall Street Journal, such interest rate being compounded on the last day of each Reporting Period, not to exceed the maximum permitted by law. Any such overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not preclude Hospital from exercising any other rights it may have as a consequence of the lateness of any payment.

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5. REPORTS AND RECORDS

5.1       Diligence Reports. Within [***] after the end of each calendar year, Company shall report in writing to Hospital on progress made toward the objectives set forth in Section 3.1 during such preceding 12 month period, including, without limitation, progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing and the number of sublicenses entered into and marketing.

5.2       Milestone Achievement Notification. Company shall report to Hospital the dates on which it achieves the milestones set forth in Section 4.4 within [***] of each such occurrence.

5.3       Sales Reports. Company shall report to Hospital the date of the First Commercial Sale in each country of the License Territory within [***] of each such occurrence. Following the First Commercial Sale, Company shall deliver reports to Hospital within [***] after the end of each Reporting Period. Each report under this Section 5.4 shall have substantially the format outlined in Appendix C, shall be certified as correct by an officer of Company and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding Reporting Period:

(a)       the number of Products and Processes Sold by Company, its Affiliates and Sublicensees in each country;

(b)       the amounts billed, invoiced and received by Company, its Affiliates and Sublicensees for each Product and Process, in each country, and total billings or payments due or made for all Products and Processes ;

(c)       calculation of Net Sales for the applicable Reporting Period in each country, including an itemized listing of permitted offsets and deductions;

(d)       total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

(e)	any other payments due to Hospital under this Agreement.

If no amounts are due to Hospital for any Reporting Period, the report shall so state.

5.4       Sublicense Income Reports. Company shall, along with delivering payment as set forth in Section 4.6, report to Hospital within [***] of receipt the amount of all Sublicense Income received by Company, and Company's calculation of the amount due and paid to Hospital from such income, including an itemized listing of the source of income comprising such consideration, and the name and address of each entity making such payments in substantially the format outlined in Appendix D.

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5.5       Audit Rights. Company shall maintain and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Hospital in relation to this Agreement, which records shall contain sufficient information to permit Hospital and its representatives to confirm the accuracy of any payments and reports delivered to Hospital and compliance in all other respects with this Agreement. Company shall retain and make available and shall cause each of its Affiliates and Sublicensees to retain and make available, such records for at least three (3) years following the end of the calendar year to which they pertain, to Hospital and/or its representatives and upon at least fifteen (15) days' advance written notice, for inspection during normal business hours, to verify any reports and payments made and/or compliance in other respects under this Agreement. Audits shall not be conducted more than once in any calendar year. If any examination conducted by Hospital or its representatives pursuant to the provisions of this Section show an underreporting or underpayment of five percent (5%) or more in any payment due to Hospital hereunder, Company shall bear the full cost of such audit and shall remit any amounts due to Hospital (including interest due in accordance with Section 4.7) within thirty (30) days of receiving notice thereof from Hospital.

6. PATENT PROSECUTION AND MAINTENANCE

6.1       Prosecution. Hospital shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights. Company shall reimburse Hospital for Patent Costs incurred by Hospital relating thereto in accordance with Section 4.2.

6.2       Copies of Documents. With respect to any Patent Right licensed hereunder, Hospital shall instruct the patent counsel prosecuting such Patent Right to (i) copy Company on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office and foreign equivalent, as applicable; (ii) if requested by Company, provide Company with copies of draft submissions to the USPTO prior to filing; and (iii) give consideration to the comments and requests of Company or its patent counsel.

6.3       Company's Election Not to Proceed. Company may elect to surrender any patent or patent application in Patent Rights in any country upon sixty (60) days advance written notice to Hospital. Such notice shall relieve Company from the obligation to pay for future Patent Costs but shall not relieve Company from responsibility to pay Patent Costs incurred prior to the expiration of the sixty (60) day notice period. Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder, Company shall have no further rights · therein and Hospital shall be free to license its rights to that U.S. or foreign patent application or patent to any other party on any terms.

6.4       Confidentiality of Prosecution and Maintenance Information. Company agrees to treat all information related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Appendix E.

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7. THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

7.1       Hospital Right to Prosecute. Hospital will protect its Patent Rights from infringement and prosecute infringers when, in its sole judgment, such action may be reasonably necessary, proper and justified. If Company shall have supplied Hospital with written evidence demonstrating to Hospital's reasonable satisfaction prima facie infringement of a claim of a Patent Right in the License Field in the License Territory by a third party which poses a material threat to Company's rights under this Agreement, Company may by notice request Hospital to take steps to protect such Patent Right. Hospital shall notify Company within three (3) months of the receipt of such notice whether Hospital intends to prosecute the alleged infringement. If Hospital notifies Company that it intends to so prosecute, Hospital shall, within three (3) months of its notice to Company either (i) cause such infringement to terminate, or (ii) initiate legal proceedings against the infringer.

7.2       Company Right to Prosecute. In the event Hospital notifies Company that Hospital does not intend to prosecute infringement identified under Section 7.1, Company may, upon notice to Hospital, initiate legal proceedings against the infringer at Company's expense with respect to a claim of a Patent Right in the License Field in the License Territory. Before commencing such action, Company and, as applicable, any Affiliate, shall consult with Hospital, concerning, among other things, Company's standing to bring suit, the advisability of bringing suit, the selection of counsel and the jurisdiction for such action (provided Company must have Hospital's prior written consent with respect to selection of jurisdiction for any action in which Hospital may be joined as a party-plaintiff) and shall use reasonable efforts to accommodate the views of Hospital regarding the proposed action, including without limitation with respect to potential effects on the public interest. Company shall be responsible for all costs, expenses and liabilities in connection with any such action and shall indemnify and hold Hospital harmless therefrom, regardless of whether Hospital is a party-plaintiff, except for the expense of any independent counsel retained by Hospital in accordance with Section 7.5 below.

7.3       Hospital Joined as Party-Plaintiff. If Company elects to commence an action as described in Section 7.2 above, Hospital shall have, in its sole discretion, the option to join such action as a party-plaintiff. If Hospital is required by law to join such action as a party-plaintiff, Hospital may either, in its sole discretion, permit itself to be joined as a party-plaintiff at the sole expense of Company, or assign to Company all of Hospital's right, title and interest in and to the Patent Right which is the subject of such action (subject to all of Hospital's obligations to the government under law and any other rights that others may have in such Patent Right). If Hospital makes such an assignment, such action by Company shall thereafter be brought or continued without Hospital as a party; provided, however, that Hospital shall continue to have all rights of prosecution and maintenance with respect to Patent Rights and Company shall continue to meet all of its obligations under this Agreement as if the assigned Patent Right were still licensed to Company hereunder.

7.4       Notice of Actions; Settlement. Company shall promptly inform Hospital of any action or suit relating to Patent Rights and shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to Patent Rights, including but not limited to appeals, without the prior written consent of Hospital.

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7.5       Cooperation. Each Party agrees to cooperate reasonably in any action under Section 7 which is controlled by the other Party, provided that the controlling party reimburses the cooperating party for any costs and expenses incurred by the cooperating party in connection with providing such assistance, except for the expense of any independent counsel retained by the cooperating party in accordance with this Section 7.5. Such controlling party shall keep the cooperating party informed of the progress of such proceedings and shall make its counsel available to the cooperating party. The cooperating party shall also be entitled to independent counsel in such proceedings but at its own expense, said expense to be offset against any damages received by the Party bringing suit in accordance with Section 7.6.

7.6       Recovery. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of any legal fees and expenses incurred by either Party and then the remainder shall be divided between the Parties as follows:

(a)	(i) Company shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever other measures of damages the court shall have applied; and

(ii)       Hospital shall receive an amount equal to the royalties and other amounts that Company would have paid to Hospital if Company had Sold the infringing Products and Services rather than the infringer; and

(b)       the balance, if any, remaining after Company and Hospital have been compensated under Section 7.6(a) shall be shared equally by the Parties.

8. INDEMNIFICATION AND INSURANCE

8.1	Indemnification.

(a)       Company shall indemnify, defend and hold harmless Hospital and its Affiliates and their respective trustees, directors, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees· or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any product, process or service made, used, or sold or performed pursuant to any right or license granted under this Agreement.

15

(b)       Company agrees, at its own expense, to provide attorneys reasonably acceptable to the Hospital to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by counsel retained by Company would be inappropriate because of conflict of interests of such Indemnitee and any other party represented by such counsel. Company agrees to keep Hospital informed of the progress in the defense and disposition of such claim and to consult with Hospital prior to any proposed settlement.

(c)	This section 8.1 shall survive expiration or termination of this Agreement.

8.2	Insurance.

(a)       Beginning at such time as any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company, an Affiliate or Sublicensee, Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [***] per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company's indemnification under Section 8.1 of this Agreement. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [***] annual aggregate) such self-insurance program must be acceptable to the Hospital and the Risk Management Foundation. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of Company's liability with respect to its indemnification under Section 8.1 of this Agreement.

(b)	Company shall provide Hospital with written evidence of such insurance upon request of Hospital. Company shall provide Hospital with written notice at least [***] days prior to the cancellation, non-renewal or material change in such insurance; if Company does not obtain replacement insurance providing comparable coverage prior to the expiration of such [***] day period, Hospital shall have the right to terminate this Agreement effective at the end of such [***] day period without notice or any additional waiting periods.

(c)	Company shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such product, process, or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company or by a licensee, affiliate or agent of Company and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than [***] years.

(d)	This section 8.2 shall survive expiration or termination of this Agreement.

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9. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1       Title to Patent Rights. To the best knowledge of Hospital's Office of Research, Ventures and Licensing, Hospital is the owner by assignment of the Patent Rights. Hospital has the authority to enter into this Agreement and license the Patent Rights to Company hereunder.

9.2       No Warranties. HOSPITAL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME. SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, HOSPITAL MAKES NOW ARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND

(ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF HOSPITAL OR OF ANY THIRD PARTY.

9.3       Limitation of Liability. IN NO EVENT SHALL HOSPITAL OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE TO LICENSEE OR ANY OF ITS AFFILIATES, SUBLICENSEES OR DISTRIBUTORS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANYWAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER HOSPITAL SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR INF ACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10. TERM AND TERMINATION

10.1	Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the later of:

(a)	the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned, and

17

(b)       [***] after the last Sale for which a royalty is due under Section 4.5 (a)(ii); and

(c)	[***] from the date of the First Commercial Sale

unless this Agreement is terminated earlier in accordance with any of the other provisions of Section 10.

10.2       Termination for Failure to Pay. If Company fails to make any payment due hereunder, Hospital shall have the right to terminate this Agreement upon [***] business days written notice, unless Company makes such payments plus any interest due, as set forth in Section 4.7, within said [***] day notice period. If payments are not made, Hospital may immediately terminate this Agreement at the end of said [***] day period. Company shall be entitled to only one such cure period in a calendar year; for a second failure to make payment on time, Hospital shall have the right to terminate this Agreement immediately upon written notice.

10.3	Termination for Insurance and Insolvency.

(a)       Insurance. Hospital shall have the right to terminate this Agreement in accordance with Section 8.2(b) if Company fails to maintain the insurance required by Section 8.2.

(b)       Insolvency and other Bankruptcy Related Events. Hospital shall have the right to terminate this Agreement immediately upon written notice to Company with no further notice obligation or opportunity to cure if Company: (i) shall become insolvent; (ii) shall make an assignment for the benefit of creditors; or (iii) or shall have a petition in bankruptcy filed for or against it.

10.4       Termination for Non-Financial Default. If Company, any of its Affiliates or any Sublicensee shall default in the performance of any of its other obligations under this Agreement not otherwise covered by the provisions of Section 10.2 and 10.3, and if such default has not been cured within [***] days after notice by Hospital in writing of such default, Hospital may immediately terminate this Agreement, and/or any license granted hereunder with respect to the country or countries in which such default has occurred, at the end of said sixty (60) day cure period. Hospital shall also have the right to terminate this Agreement and/or any such license immediately, upon written notice, in the event of repeated defaults even if cured within such sixty (60) day periods.

10.5       Challenging Validity. During the term of this Agreement, Company shall not challenge, and shall restrict Company Affiliates and Sublicensees from challenging, the validity of the Patent Rights and in the event of any breach of this provision Hospital shall have the right to terminate this Agreement and any license granted hereunder immediately. In addition, if the Patent Rights are upheld Company shall reimburse Hospital for its legal costs and expenses incurred in defending any such challenge.

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10.6       Termination by Company. Company shall have the right to terminate this Agreement by giving ninety (90) days advance written notice to Hospital and upon such termination shall immediately cease all use and Sales of Products and Processes, subject to Section l 0.9.

10.7       Effect of Termination on Sublicenses. Any sublicenses granted by Company under this Agreement shall provide for termination or assignment to Hospital of Company's interest therein, at the option of Hospital, upon termination of this Agreement or upon termination of any license hereunder under which such sublicense has been granted.

10.8       Effects of Termination of Agreement. Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Section 5 shall be submitted to Hospital and all royalties and other payments, including without limitation any unreimbursed Patent Costs, accrued or due to Hospital as of the termination date shall become immediately payable. Company shall cease and shall cause its Affiliates and Sublicensees to cease under any sublicense granted by Company, all Sales and uses of Products and Processes upon such termination, subject to Section 10.9. The termination or expiration of this Agreement or any license granted hereunder shall not relieve Company, its Affiliates or Sublicensees of obligations arising before such termination or expiration.

(i)       Inventory. Upon early termination of this Agreement other than for Company default, Company, Company Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Products that exist as of the effective date of termination provided that (i) Company pays Hospital the applicable running royalty or other amounts due on such Net Sales in accordance with the terms and conditions of this Agreement, and (ii) Company, Company Affiliates and Sublicensees shall complete and sell all work-in-progress and inventory of Products within six (6) months after the effective date of termination. Upon expiration of this Agreement, Company shall pay to Hospital the royalties set forth in Section 4.5(a) for Sales of any Product that was in inventory or was a work-in-progress on the date of expiration of the Agreement.

11. COMPLIANCE WITH LAW

11.1       Compliance. Company shall have the sole obligation for compliance with and shall ensure that any Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Products and Processes, including, but not limited to, those of the Food and Drug Administration and the Export Administration, as amended, and any applicable laws and regulations of any other country in the License Territory. Company agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Products or Processes covered by Patent Rights and/or Confidential Information. Company shall indemnify and hold harmless Hospital for any breach of Company's obligations under this Section 11.1.

11.2       Patent Numbers. Company shall cause all Products sold in the United States to be marked with all applicable U.S. Patent Numbers, to the full extent required by United States law. Company shall similarly cause all Products shipped to or sold in any other country to be marked in such a manner as to conform with the patent laws and practices of such country.

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12. MISCELLANEOUS

12.1       Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof.

12.2       Notices. Any notices, reports, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by one of the foregoing methods, to the other party. Notices will be deemed effective (a) three (3) working days after deposit, postage prepaid, if mailed, (b) the next day if sent by overnight mail, or (c) the same day if sent by facsimile and confirmed as set forth above or delivered by hand. Unless changed in writing in accordance with this Section, the notice address for Hospital shall be as follows:

Executive Director, Research Ventures and Licensing Brigham and Women's Hospital

101 Huntington Avenue, 4th Floor
Boston, MA 02199

Fax No. (617) 954-9361

The notice address for Alopexx shall be as follows:

Alopexx Vaccine

[***]

Fax [***]

12.3       Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

12.4       Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

12.5       Assignment. Company shall not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Hospital; provided, however, that if Company has fulfilled its diligence obligations as set forth in Section 3, no such consent will be required to assign this Agreement to a successor of the Company's business to which this Agreement pertains or to a purchaser of substantially all of the Company's assets related to this Agreement, so long as such successor or purchaser shall agree in writing to be bound by all of the terms and conditions hereof prior to such assignment. Company shall notify Hospital in writing of any such assignment and provide a copy of all assignment documents and related agreements to Hospital within thirty (30) days of such assignment. Failure of an assignee to agree to be bound by the terms hereof or failure of Company to notify hospital and provide copies of assignment documentation shall be grounds for termination of this Agreement for default. Further, neither any rights granted under this Agreement, nor any sublicense may be assigned by any Sublicensee without the prior written consent of Hospital.

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12.6       Force Majeure. Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

12.7       Use of Name. Neither Party shall use the name of the other Party or of any trustee, director, officer, staff member, employee, student or agent of the other Party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used. For Hospital, such approval shall be obtained from Hospital's VP of Public Affairs.

12.8       Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Each Party agrees to submit to the exclusive jurisdiction of the Superior Court for Suffolk County, Massachusetts, and the United States District Court for the District of Massachusetts with respect to any claim, suit or action in law or equity arising in any way out of this Agreement or the subject matter hereof.

12.9       Hospital Policies. Company acknowledges that Hospital's employees and medical and professional staff members and the employees and staff members of Hospital's Affiliates are subject to the applicable policies of Hospital and such Affiliates, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters. Company shall provide Hospital with any agreement it proposes to enter into with any employee or staff member of Hospital or any of Hospital's Affiliates for Hospital's prior review and shall not enter into any oral or written agreement with such employee or staff member which conflicts with any such policy. Hospital shall provide Company, at Company's request, with copies of any such policies applicable to any such employee or staff member.

12.10	Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

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12.11	Survival. In addition to any specific survival references in this Agreement, Sections 1, 2.4, 4.2, 4.6, 4.7, 5.3, 5.4, 5.5, 6.4, 8.1, 8.2, 9.2, 9.3, 10.7, 10.8, 10.9, 12.1, 12.2, 12.3, 12.4, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12 and 12.13 shall survive termination or expiration of this Agreement. Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

12.12       Interpretation. The parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

12.13	Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

[Remainder of page intentionally left blank.]

22

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first written above.

	Alopexx Vaccine, LLC		The BRIGHAM AND WOMEN’S HOSPITAL, INC
By	/s/ Daniel Vlock	By	/s/ Brian N. Hicks
	Name: Daniel Vlock		Name: Brian N. Hicks
Title	CEO	Title	Executive Director Research Ventures & Licensing
Date	March 6, 2012	Date	March 3, 2012

23

Appemdix A

Description of Patent Rights

[***]

Appendix B-1

[***].

Appendix B-2

DESCRIPTION OF TECHNOLOGICAL INFORMATION

[***]

Appendix C ·

SALES REPORTS

AGREEMENT INCOME REPORT	Royalty Income

[MGH][BWH] Agreement# -
Licensee -
Sub-Licensee -

Separate reports must be filed for:

1.    Each Product sold.

2.    Each country of sale, if different deductions or royalty rates apply.

Product Name:

Report Time Period:
From	mm/dd/yyyy
To	mm/dd/yyyy

Country of Sale

Quantity Sold

Gross Sales (USD)	$	$	$

Exchange Rate

Deductions (Itemize)

Please list each deduction separately. Use same definition as appears in Agreement and include the contract paragraph as a reference (Std Section 1.17(a)(ii) line item deductions listed below).

A1.
A2.
A3.
A4.
8.

Total Deductions

Net Sales

Royalty Percentage

Credits (itemize)

Royalties Due	$	$	$

PLEASE ATTACH DETAIL SALES REPORTS AS REQUIRED

33

Appendix D

AGREEMENT INCOME REPORT	Sublicense Income

[MGH][BWH] Agreement# -
Licensee -
Sub-Licensee -

Separate reports must be filed for Payments associated with each Product:

Product Name:

Report Time Period:

From	mm/dd/yyyy

To	mm/dd/yyyy

Detailed Explanation of Payment

Required for “Other Payment”

Annual Fees/Minimum Royalties	$

Milestone Payments	$

Sublicense Fees and Royalties	$

Other Payment	$

Other Payment	$

Other Payment	$

TOTAL	$

PLEASE ATTACH DETAIL AS REQUIRED

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Appendix E

CONFIDENTIALITY TERMS AND CONDITIONS

1.       Definition of Confidential Information. "Confidential Information" shall mean any information, including but not limited to data, techniques, protocols or results, or business, financial, commercial or technical information, disclosed by one Party (each a "Discloser" as applicable) to the other Party (each a "Recipient" as applicable) in connection with the terms of that certain Exclusive License Agreement dated March 2, 2012 (the "License Agreement") and identified as confidential at the time of disclosure (the "Purpose"). Hospital's Confidential Information shall also include all information disclosed by Hospital to Company in connection with the Patent Rights. Capitalized terms used in this Appendix that are not otherwise defined herein have the meanings ascribed in the License Agreement to which this Appendix is attached and made a part thereof.

2.       Exclusions. "Confidential Information" under this Agreement shall not include any information that (i) is or becomes publicly available through no wrongful act of Recipient;

(ii)	was known by Recipient prior to disclosure by Discloser, as evidenced by tangible records;

(iii)       becomes known to Recipient after disclosure from a third party having an apparent bona fide right to disclose it; (iv) is independently developed or discovered by Recipient without use of Discloser's Confidential Information, as evidenced by tangible records; or (v) is disclosed to another party by Discloser without restriction on further disclosure. The obligations of confidentiality and non-use set forth in this Agreement shall not apply with respect to any information that Recipient is required to disclose or produce pursuant to applicable law, court order or other valid legal process provided that Recipient promptly notifies Discloser prior to such required disclosure, discloses such information only to the extent so required and cooperates reasonably with Discloser's efforts to contest or limit the scope of such disclosure.

3.       Permitted Purpose. Recipient shall have the right to, and agrees that it will, use Discloser's Confidential Information solely for the Purpose as described in the License Agreement, except as may be otherwise specified in a separate definitive written agreement negotiated and executed between the parties.

4.       Restrictions. For the term of the License Agreement and a period of three (3) years thereafter (and indefinitely with respect to any individually identifiable health information disclosed by Hospital to Company, if any), each Recipient agrees that: (i) it will not use such Confidential Information for any purpose other than as specified herein, including without limitation for its own benefit or the benefit of any other person or entity; and (ii) it will use reasonable efforts (but no less than the efforts used to protect its own confidential and/or proprietary information of a similar nature) not to disclose such Confidential Information to any other person or entity except as expressly permitted hereunder. Recipient may, however, disclose Discloser's Confidential Information only on a need-to-know basis to its and its Affiliates employees, staff members and agents ("Receiving Individuals") who are directly participating in the Purpose and who are informed of the confidential nature of such information, provided Recipient shall be responsible for compliance by Receiving Individuals with the terms of this Agreement and any breach thereof. Each party further agrees not to use the name of the other party or any of its Affiliates or any of their respective trustees, directors, officers, staff members, employees, students or agents in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used, in the case of Hospital such approval to be given by the Public Affairs Department. This Section 4 shall survive termination or expiration of this Agreement.

35

5.        Right to Disclose. Discloser represents that to the best of its knowledge it has the right to disclose to each Recipient all of Discloser's Confidential Information that will be disclosed hereunder. 1

6.       Ownership. All Confidential Information disclosed pursuant to this Agreement, including without limitation all written and tangible forms thereof, shall be and remain the property of the Discloser. Upon termination of this Agreement, if requested by Discloser, Recipient shall return or destroy at Discloser's discretion all of Discloser's Confidential Information, provided that Recipient shall be entitled to keep one copy of such Confidential Information in a secure location solely for the purpose of determining Recipient's legal obligations hereunder.

7.       No License. Nothing in this Agreement shall be construed as granting or conferring, expressly or impliedly, any rights by license or otherwise, under any patent, copyright, or other intellectual property rights owned or controlled by Discloser relating to Confidential Information, except as specifically set forth in the License Agreement.

8.       Remedies. Each party acknowledges that any breach of this Agreement by it may cause irreparable harm to the other party and that each party is entitled to seek injunctive relief and any other remedy available at law or in equity.

9.       General. These Confidentiality Terms and Conditions, along with the License Agreement, contain the entire understanding of the parties with respect to the subject matter hereof, and supersede any prior oral or written understandings between the parties relating to confidential treatment of information. Sections 1, 2, 4, 7, 10 and 11 of these Confidentiality Terms and Conditions shall survive any expiration or termination of the License Agreement.

36

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed

AMENDMENT No. 1 to EXCLUSIVE LICENSE AGREEMENT

BWH Case No: [***], [***],[***], [***], [***], and [***]

BWH Agreement No. [***]

This Amendment No. 1 to the Exclusive License Agreement ("Amendment No. l ") is effective as of April 29, 2019 ("Amendment No. 1 Effective Date") by and between The Brigham and Women's Hospital, Inc., a not-for-profit Massachusetts corporation, having a primary place of business at 75 Francis Street, Boston, Massachusetts 02115 ("HOSPITAL") and Alopexx Vaccine, LLC, a Delaware limited liability company, having a principal place of business at [***] ("COMPANY"), each referred to herein individually as a "PARTY" and together collectively as the "PARTIES".

RECITALS

WHEREAS, HOSPITAL and COMPANY have executed an Exclusive License Agreement which has an effective date of March 2, 2012, ("License Agreement"; BWH Agreement No. [***]) and

WHEREAS, COMPANY has made a request to amend and restate the diligence milestones of the License Agreement; and

WHEREAS, the PARTIES now desire to further amend the License Agreement in order to modify the Patent Rights (as defined and provided for in the License Agreement) to add [***] under BWH Case No: [***]

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereby agree as follows:

1.	Certain Definitions. The following terms shall be added to the License Agreement.

"NDA" or "BLA" shall mean either a New Drug Application or Biologics License Application filed with the FDA to obtain Marketing Approval for a Product in the United States, or any comparable application filed with the applicable Regulatory Authority in or for a country or jurisdiction other than the United States.

"Phase I Clinical Trial" shall mean a clinical study of a Product in any country which satisfies the requirements of 21 C.F.R. 312.2l(a), as amended from time to time, or its equivalent in jurisdictions outside of the United States.

"Phase II Clinical Trial" shall mean a clinical study of a Product in any country which satisfies the requirements of 21 C.F.R. 312.21(b), as amended from time to time, or its equivalent in jurisdictions outside of the United States.

"Phase III Clinical Trial" shall mean a clinical study of a Product in any country which satisfies the requirements of 21 C.F.R. 312.21(c), as amended from time to time, or its equivalent in jurisdictions outside of the United States.

"PMA" shall mean a Premarket Approval application of a Product which satisfies the requirements of 21 C.F.R. 814, as amended from time to time.

2.	Section 3.1 (a) of the License Agreement (Pre-Sales Requirements) shall be deleted in its entirety and replaced with the following:

(a)	Pre-Sales Requirements.
1.	Within [***] after the EFFECTIVE DATE, COMPANY shall [***].
ii.	Within [***] after the EFFECTIVE DATE, [***];
iii.	Within [***]after the EFFECTIVE DATE, COMPANY shall [***];

iv. Within [***] after the EFFECTIVE DATE, COMPANY will [***].

3.	The Parties hereby [***]

4.	Appendix [***]

'\

5.	In consideration of this Amendment No. 1, COMPANY shall [***] within [***] after the Amendment No. 1 Effective Date and [***] within [***] after the Amendment No. 1 Effective Date.

6.	Any capitalized terms not defined in this Amendment No. 1 shall have the meaning set forth in the License Agreement;

7.	To the extent the terms of this Amendment No. 1 are contrary to the terms of the License Agreement, the terms of the Amendment No. 1 shall control;

8.	Except as specifically amended hereby, all provisions of the License Agreement shall remain in full force and effect;

9.	This Amendment No. 1 shall be effective as of the "Amendment No. 1 Effective Date", and this Amendment No. 1 shall automatically expire upon the termination of the License Agreement.

2

Nothing in this Amendment No. 1 shall be construed as amending or modifying by implication or otherwise any of the rights or obligations provided in the License Agreement, except as expressly set forth in this Amendment No. 1.; and

10.	For the convenience of the PARTIES, this Amendment No. 1 may be executed electronically by email or facsimile transmission of signature pages, and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both PARTIES. A portable document format (PDF) or electronic copy of this Amendment No. 1, including the signature pages, will be deemed an original.

[The remainder of this page is intentionally left blank.]

3

IN WITNESS WHE REOF, the PARTIES hereto have duly executed and delivered this Amendment No. 1 to be effective as of the Amendment No. 1 Effective Date as evidenced by the signatures of their authorized representatives below.

THE BRIGHAM AND WOMEN’S HOSPITAL, INC.		ALOPEXX VACCINE, LLC

By:	/s/ Daniel Castro	By:	/s/ Daniel R. Vlock

Name:	Daniel Castro	Name:	Daniel R. Vlock, MD

Title:	Managing Director, Licensing	Title:	CEO
Date:	Partners HealthCare Innovation
		Date:	30 APR 2019

[[***]] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed

ASSIGNMENT AND ASSUMPTION AGREEMENT

BWH Case No: [***], [***], [***], [***], and [***]

BWH Agreement No. [***]

This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is made as of May 3, 2019 (the “Effective Date”), by and among Alopexx Vaccine, LLC, a Delaware limited liability company, having its principal office located at [***] (“Alopexx Vaccine”), OneBiopharma, Inc., a Delaware corporation with a business address at [***] (“OneBiopharma”) and the Brigham and Women’s Hospital, Inc. (the “Hospital”). Each of Alopexx Vaccine, OneBiopharma and the Hospital is sometimes referred to individually herein as a “Party” and collectively as the “Parties”.

WHEREAS, Alopexx Vaccine and the Hospital executed an Exclusive License Agreement dated as of March 2, 2012 and amended on April 30, 2019 (collectively, the "Assigned License Agreement"; BWH Agreement No. [***] a copy of which is attached hereto as [***];

WHEREAS, Alopexx Vaccine desires to assign all of its rights, title and interest in and to the Assigned License Agreement to OneBiopharma; and

WHEREAS, OneBiopharma desires to accept the assignment of the Assigned License Agreement by Alopexx Vaccine and assume all of Alopexx Vaccine’s liabilities and obligations under the Assigned License Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Assignment and Assumption of Assigned License Agreement. Alopexx Vaccine hereby assigns to OneBiopharma all of its existing and future right, title and interest of every nature in the Assigned License Agreement and OneBiopharma accepts and assumes such Assigned License Agreement, and hereby assumes, undertakes, and agrees to pay, perform, fulfill and discharge, from and after the Effective Date, all of Alopexx Vaccine’s obligations and liabilities under the Assigned License Agreement and agrees to perform all the terms and conditions of the Assigned License Agreement to be performed by Alopexx Vaccine on and after the Effective Date.

2.	Hospital Consent/ Knowledge; Assignment Fee.

(a)       Hospital hereby consents to (i) the assignment by Alopexx Vaccine of the Assigned License Agreement, and all of the rights and obligations of Alopexx Vaccine in, to and under the Assigned License Agreement, to OneBiopharma, and (ii) the assumption by OneBiopharma of all of Alopexx Vaccine’s obligations and liabilities in, to and under the Assigned License Agreement on and after the Effective Date, all as set forth in this Assignment and Assumption Agreement.

(b)	To the knowledge of the Hospital’s Innovation Office:

(i)	The copy of the Assigned License Agreement attached hereto as Exhibit A is a complete, true and accurate copies of the Assigned License Agreement.

(ii)	The Assigned License Agreement has not been assigned, amended, modified, supplemented or superseded since its execution other than as expressly set forth in this Assignment and Assumption Agreement.

(iii)	The Assigned License Agreement is valid and is in full force and effect.

(iv)	Hospital has received all payments due and payable by Alopexx Vaccine under the Assigned License Agreement as of the Effective Date, including all patent fees and expenses for which it has invoiced Alopexx Vaccine pursuant to the terms of the Assigned License Agreement.

(v)	Hospital has not declared a default under the Assigned License Agreement at any time prior to the date hereof, there are no uncured defaults on the part of Alopexx Vaccine under the Assigned License Agreement as of the Effective Date and, as of the Effective Date, there are no events that have occurred which, with the giving of notice or passage of time or both, would constitute a default by Alopexx Vaccine thereunder.

(vi)	The assignment and assumption of the Assigned License Agreement as set forth herein shall not constitute a sublicense of the Assigned License Agreement by Alopexx Vaccine.

(c)       Alopexx Vaccine shall pay Hospital [***] within [***] of such assignment, as provided under [***] of the Assigned License Agreement. If Alopexx Vaccine fails to make payment due hereunder, Hospital shall have the right to revoke this Assignment upon [***] written notice, unless Alopexx Vaccine shall make such payment within said [***]

3.       Representations of Alopexx Vaccine. Alopexx Vaccine hereby represents to OneBiopharma that:

(a)       The copy of the Assigned License Agreement attached hereto as [***] is a complete, true and accurate copy of the Assigned License Agreement.

(b)       The Assigned License Agreement has not been assigned, amended, modified, supplemented or superseded since its execution other than as expressly set forth in this Assignment and Assumption Agreement.

(c)	The Assigned License Agreement is valid and is in full force and effect.

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4.       Mutual Representations and Warranties. Alopexx Vaccine and OneBiopharma each represents and warrants to the other, as of the Effective Date, as follows:

(a)       It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Assignment and Assumption Agreement.

(b)       The execution and delivery of this Assignment and Assumption Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or company action and will not violate (i) such Party’s certificate of incorporation or bylaws (or equivalent organizational documents), (ii) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (iii) any requirement of any applicable laws, or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party. This Assignment and Assumption Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions.

5.       Miscellaneous. This Assignment and Assumption Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts or choice of laws rules. This Assignment and Assumption Agreement and the Assigned License Agreement (a) constitute the entire agreement and understanding between the Parties regarding the Assigned License Agreement, and (b) supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Assigned License Agreement. If one or more provisions of this Assignment and Assumption Agreement shall be held invalid, illegal or unenforceable, such provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties, and if such modification is not possible, such provision shall be severed from this Assignment and Assumption Agreement and the balance of this Assignment and Assumption Agreement shall be interpreted as if such provision were so modified or excluded, as the case may be, and shall be enforceable in accordance with its terms. This Assignment and Assumption Agreement may be executed in any number of counterparts (including by facsimile), each such counterpart when executed being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed and delivered as a document under seal as of the Effective Date written above.

ALOPEXX VACCINE, LLC

By:	/s/ Daniel R. Vlock
Name: Daniel R. Vlock
Title: President and CEO

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed and delivered as a document under seal as of the Effective Date written above.

ONEBIOPHARMA, INC.

By:	/s/ Michael Wyand
Name: Michael Wyand
Title: Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed and delivered as a document under seal as of the Effective Date written above.

THE BRIGHAM AND WOMEN’S HOSPITAL, INC.

By:	/s/ Daniel Castro
Name:	Daniel Castro
Title:	Managing Director, Licensing Partners HealthCare Innovation
Date:

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT A

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